Exhibit 99.1

VirnetX Wins Patent Appeal in Apple Case at US Court of Appeals for the Federal Circuit

ZEPHYR COVE, Nevada.,– July 8, 2019 – VirnetX™ Holding Corporation (NYSE AMERICAN: VHC), an Internet security software and technology company, announced today that the US Court of Appeals for the Federal Circuit issued an opinion today in Appeal Nos. 2017-1368, 2017-1383 as to two decisions issued by the United States Patent & Trademark Office’s Patent Trial and Appeal Board that had found unpatentable claims of U.S. Patent Nos. 6,502,135 and 7,490,151.  The decision vacated and remanded both of the decisions, agreeing with VirnetX including (1) the Board abused its discretion in denying VirnetX the opportunity to file a motion for additional discovery as to real party-in-interest issues; (2) many of the Board’s positions as to the prior art lacked substantial evidence; and (3) the Board misconstrued the claims.

“We are extremely pleased with the Federal Court’s decision which vindicates many of VirnetX’s arguments about the Patent Board’s decisions,” said Kendall Larsen, VirnetX CEO and President.  “This decision comes on the heels of the Federal Circuit’s prior decision in Appeal No. 2018-1751 on June 28, 2019 as to another Board decision against U.S. Patent No. 7,418,504, where the Board’s finding of unpatentability as to claims 5, 12, and 13 was also vacated.”

About VirnetX

VirnetX Holding Corporation is an Internet security software and technology company with patented technology for secure communications including 4G LTE and 5G security. The Company’s software and technology solutions, including its secure domain name registry and Gabriel Connection Technology™, are designed to facilitate secure communications and to create a secure environment for real-time communication applications such as instant messaging, VoIP, smart phones, eReaders and video conferencing. The Company’s patent portfolio includes over 115 U.S. and international patents and over 50 pending applications. For more information, please visit www.virnetx.com

Forward Looking Statements
Statements in this press release that are not statements of historical or current fact, including statements regarding the strength of VirnetX’s intellectual property, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on expectations, estimates and projections about the markets in which the Company operates, management’s beliefs, and certain assumptions made by management and involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements, including but not limited to (1) the outcome of any legal proceedings that have been or may be initiated by the Company or that may be initiated against the Company;, including pending and future inter partes review proceedings in the Patent and Trademark Office (2) the ability to capitalize on the Company’s patent portfolio and generate licensing fees and revenues; (3) the ability of the Company to be successful in entering into licensing relationships with its targeted customers on commercially acceptable terms; (4) potential challenges to the validity of the Company’s patents underlying its licensing opportunities; (5) the ability of the Company to achieve widespread customer adoption of the Company’s Gabriel Communication Technology™ and its secure domain name registry; (6) the level of adoption of the 3GPP Series 33 security specifications; (7) whether or not the Company’s patents or patent applications may be determined to be or become essential to any standards or specifications in the 3GPP LTE, SAE project or otherwise; (8) the extent to which specifications relating to any of the Company’s patents or patent applications may be adopted as a final standard, if at all; and (9) the possibility that Company may be adversely affected by other economic, business, and/or competitive factors.  In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” or “plans” to be uncertain and forward-looking.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including those under the heading “Risk Factors” in Company’s Annual Report on Form 10-K filed on March 19, 2019 and Quarterly Report on Form 10-Q filed with the SEC on May 10, 2019. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict.  Except as required by law, the Company is under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results.

Contact:
Investor Relations
VirnetX Holding Corporation
775.548.1785
ir@virnetx.com